                                 Exhibit 21.1

                             List of Subsidiaries

                               AZ-Inflow, Inc.
                               CA-Inflow, Inc.
                               CO-Inflow, Inc.
                               GA-Inflow, Inc.
                               MN-Inflow, Inc.
                               NC-Inflow, Inc.
                               TX-Inflow, Inc.
                                 Termmot, Ltd.
                              InFlow Canada Corp.